Exhibit 99.1

NEWS RELEASE – FOR IMMEDIATE RELEASE

Corporate Contact:	Investor Relations:

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael Branca, CFO	Michael Porter, Cheryl Schneider, Investor Relations
Phone: 727-576-6311, Ext. 464	Tom Gibson, Media Relations
Fax: 727-573-1100	Phone: 212-564-4700
ir@mts-mt.com	Fax: 212-244-3075
plrmail@plrinvest.com

MTS MEDICATION TECHNOLOGIES APPOINTS TWO FINANCE EXECUTIVES

ST. PETERSBURG, FLORIDA – March 6, 2006 – MTS Medication Technologies (AMEX:MPP) today announced it has named Christian Silva as Director of Finance and has contracted with its former Chief Financial Officer, Michael Conroy, to provide interim services while the Company continues its search for a permanent Chief Financial Officer.

Silva has been consulting with MTS Medication Technologies for approximately 10 months. His firm, Mesa Consulting Corporation, had provided MTS with business process improvement and project management services to assist the Company with Sarbanes Oxley compliance. Prior to forming Mesa Consulting, Silva worked for leading management consulting companies including Auxis Inc., Arthur Andersen Business Consulting and Ernst & Young Consulting (Chile), where he provided professional services including finance and accounting process improvements, ERP implementations, strategic planning and due diligence engagements. Prior to consulting, he served as a senior financial analyst in the sales and operations areas with Kraft General Foods in Northfield, Illinois.

Silva received a Master of Business Administration degree with a concentration in finance from the University of Chicago and a Bachelor of Business Administration from Pace University in New York. He is a CPA (currently inactive) in Illinois, is a certified implementation consultant for the SAP R3 ERP system and has implemented various other financial management reporting systems.

Prior to retiring in August 2004, Conroy had been MTS Medication Technologies’ CFO since 1996. He has recently been working with Silva to assist the Company with its SOX compliance.

“We are very pleased to strengthen our financial team with two individuals who have in-depth experience and current working knowledge of our financial system and personnel,” says Todd Siegel, President and Chief Executive Officer. “Having Christian’s skills and expertise to help guide us through Sarbanes-Oxley, as well as developing and improving our business processes, will be of immense value to MTS. Christian will also be responsible for the integration of our recent acquisition of BAF Printers in the United Kingdom, providing BAF with the MTS support and infrastructure they will need to successfully integrate into our business.”

Siegel continued, “We are also pleased that Mike Conroy is available to support us while we continue our search for a permanent Chief Financial Officer. Mike has been a valued executive with MTS, leading us through many years of growth until his recent retirement. He has continued to stay involved with the business by assisting Christian with Sarbanes-Oxley issues, and still has a close connection with many of the employees in the Company. Mike’s experience in our business will give us additional support as we complete our year-end audit and will also provide continuity to the investor community due to his considerable knowledge of our business.”

About the Company

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves approximately 8,000 pharmacies worldwide.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “believes”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding the continuing of any trend or expected sales are forward-looking statements, as is any statement concerning the successful integration of the Company’s recent acquisition in the U.K.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  Statements in the Press Release describe factors, among others, that could contribute to or cause such differences.  Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, changes in the United Kingdom healthcare regulatory system, labor disputes, customer rejection of any installed OnDemand machine, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, hurricanes, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

_________________